Registration No. 333-233308

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-233308

Under

THE SECURITIES ACT OF 1933

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	13-2614959
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

240 Greenwich Street New York, New York	10286
(Address of Principal Executive Offices)	(Zip code)

The Bank of New York Mellon Corporation 2019 Long-Term Incentive Plan

(Full title of the plan)

James J. Killerlane

Managing Director, Deputy General Counsel and Corporate Secretary

The Bank of New York Mellon Corporation

240 Greenwich Street

New York, New York 10286

Telephone: (212) 495-1784

(Name, address and telephone number, including area code, of agent for service)

Copies of communications to:

Marc Treviño, Esq.

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004-2498

Telephone: (212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,”

“accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

The Bank of New York Mellon Corporation (the “Company”) hereby files this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement to deregister certain securities originally registered by the Company pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 15, 2019 (File No. 333-233308) (the “2019 Registration Statement”), pursuant to which the Company, among other things, registered 35,095,922 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) for issuance under The Bank of New York Mellon Corporation 2019 Long-Term Incentive Plan (the “2019 LTIP”).

On April 12, 2023 (the “Effective Date”), at the Company’s 2023 Annual Meeting of Shareholders, the Company’s shareholders approved The Bank of New York Mellon Corporation 2023 Long-Term Incentive Plan (the “2023 LTIP”), which the Company’s Board of Directors had previously approved, subject to shareholder approval. In connection therewith, the 2023 LTIP replaced the 2019 LTIP with respect to awards granted after the Effective Date, and the shares of Common Stock remaining available for future awards under the 2019 LTIP as of the Effective Date were cancelled.

As of the Effective Date, 9,820,774 shares of Common Stock remained available for issuance under the 2019 LTIP and were not subject to outstanding awards under the 2019 LTIP. Therefore, in accordance with the undertakings contained in the 2019 Registration Statement, the Company hereby deregisters 9,820,774 shares of Common Stock that have not been and will not be issued under the 2019 LTIP. The 2019 Registration Statement will remain in effect to cover the potential issuances of shares of Common Stock pursuant to terms of awards outstanding under the 2019 LTIP as of the Effective Date.

Concurrently with the filing of this Post-Effective Amendment No. 1 to the 2019 Registration Statement, the Company is filing a Registration Statement on Form S-8 with the Commission to register 44,927,882 shares of Common Stock, representing the 35,000,000 shares of Common Stock authorized for issuance pursuant to the 2023 LTIP, plus 9,820,774 shares of Common Stock remaining available for issuance under the 2019 LTIP and that were not subject to outstanding awards under the 2019 LTIP as of the Effective Date, plus 107,108 shares of Common Stock subject to awards outstanding under the 2019 LTIP that were cancelled, terminated or expired for any reason without having been exercised in full on or after the Effective Date which will no longer be issued under the 2019 LTIP and which became available for issuance under the 2023 LTIP as of the Effective Date in accordance with the terms thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of April, 2023.

THE BANK OF NEW YORK MELLON CORPORATION

By:	/s/ Robin Vince
Robin Vince
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 14th day of April, 2023.

Signature	Title

/s/ Robin Vince Robin Vince President and Chief Executive Officer	Director and Principal Executive Officer

* Dermot McDonogh Chief Financial Officer	Principal Financial Officer

* Kurtis R. Kurimsky Corporate Controller	Principal Accounting Officer

* Linda Z. Cook	Director

* Joseph J. Echevarria	Director

* M. Amy Gilliland	Director

* Jeffrey A. Goldstein	Director

* K. Guru Gowrappan	Director

* Ralph Izzo	Director

* Sandra E. O’Connor	Director

* Elizabeth E. Robinson	Director

* Frederick O. Terrell	Director

* Alfred W. Zollar	Director

*

James J. Killerlane III, by signing his name hereto, does sign this document on behalf of the above-noted individuals, pursuant to the power of attorney duly executed by such individuals, which has been filed as an exhibit to this Registration Statement.

/s/ James J. Killerlane III
Name:	James J. Killerlane III
Attorney-in-Fact

POWER OF ATTORNEY

THE BANK OF NEW YORK MELLON CORPORATION

KNOW ALL MEN BY THESE PRESENTS: that each person whose signature appears below hereby names, constitutes and appoints J. Kevin McCarthy and James J. Killerlane III, and each of them individually, with full power to act without the other and with full power of substitution and resubstitution, such person’s true and lawful attorney-in-fact and agent to execute for such person and in such person’s name, place and stead, in any and all capacities, the Registration Statement on Form S-8 with File Number 333-233308 or any other appropriate form or forms or to amend any currently filed registration statement or statements, all pursuant to the Securities Act of 1933, as amended, with respect to the registration of up to 35,095,922 shares of The Bank of New York Mellon Corporation’s common stock, par value $0.01 per share, to be issued from time to time pursuant to The Bank of New York Mellon Corporation 2019 Long-Term Incentive Plan, and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any of the above, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney shall be effective as of April 14, 2023 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of the Corporation. It may be signed in counterparts, each of which shall grant the authority described above as to its signatory or signatories.

Signature	Title

/s/ Robin Vince Robin Vince President and Chief Executive Officer	Director and Principal Executive Officer

/s/ Dermot McDonogh Dermot McDonogh Chief Financial Officer	Principal Financial Officer

/s/ Kurtis R. Kurimsky Kurtis R. Kurimsky Corporate Controller	Principal Accounting Officer

/s/ Linda Z. Cook Linda Z. Cook	Director

/s/ Joseph J. Echevarria Joseph J. Echevarria	Director

/s/ M. Amy Gilliland M. Amy Gilliland	Director

/s/ Jeffrey A. Goldstein Jeffrey A. Goldstein	Director

/s/ K. Guru Gowrappan K. Guru Gowrappan	Director

/s/ Ralph Izzo Ralph Izzo	Director

/s/ Sandra E. O’Connor Sandra E. O’Connor	Director

/s/ Elizabeth E. Robinson Elizabeth E. Robinson	Director

/s/ Frederick O. Terrell Frederick O. Terrell	Director

/s/ Alfred W. Zollar Alfred W. Zollar	Director